EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) and the Annual Report on Form 10-K of Pacific Coast Oil Trust of the information from our firm’s reserves report dated February 24, 2016 and all references to our firm included in or made part of the Pacific Coast Trust Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons

Danny D. Simmons, P.E.

President and Chief Operating Officer

Houston, Texas

March 4, 2016